中国银行(香港)有限公司
BANK OF CHINA (HONG KONG) LIMITED

Our Ref.: L/CFM2/212/11/100508/O/52723

Date : 2 March 2012

**COGO GROUP, INC.**

Dear Sirs,

**Re : Export Factoring Facilities**
**Borrower(s) : Comtech Broadband Corporation Limited**

We are pleased to confirm that the following Export Factoring facilities relating to guarantee(s) provided by you in favour of us were made available to the above Borrower as at 2 March 2012:

| **Facility(ies)** | **Amount** |
|---|---|
| **Export Factoring** | **USD75,000,000.00** |

The facts above are given as at 2 March 2012 without any responsibility or liability whatsoever on the part of the Bank or its officers for or in respect of any of such facts or any defect in or omission from such facts.

Yours faithfully
For and on behalf of
**Bank of China (Hong Kong) Limited**

Authorized Signature(s)

西九龍海輝道11號奥海城中銀中心17樓
17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.
網址 Website: www.bochk.com